Exhibit 99.1

Contacts:	Tracey Noe (Media)	Shep Dunlap (Investors)
	1-847-943-5678	1-847-943-5454
	news@mdlz.com	ir@mdlz.com

Mondelēz International Reports Q1 2026 Results

Net Revenues +8.2%, Organic Net Revenues1 +3.0%, Volume/Mix -0.5%

Diluted EPS increased 41.9% to $0.44
Adjusted EPS1 was $0.67 down -14.9% on a constant currency basis

Cash provided by operating activities was $0.5 billion
Free Cash Flow1 was $0.2 billion
Return of capital to shareholders was $0.6 billion

    CHICAGO, Ill. – April 28, 2026 – Mondelēz International, Inc. (Nasdaq: MDLZ) today reported its first quarter 2026 results.

“We posted solid first quarter results led by strong top-line growth in our Emerging Markets while Developed Market growth showed signs of improvement. These results reflect strong execution of our consumer-centric strategy supported by increased investments behind our brands and growth platforms despite ongoing macro volatility,” said Dirk Van de Put, Chair and Chief Executive Officer. “The fundamentals of our business remain strong, the capabilities of our people are unmatched, and we continue to boldly invest behind our long-term growth opportunities to enable sustained performance for years to come.”

Net Revenue

$ in millions	Reported Net Revenues		Organic Net Revenue Growth
	Q1 2026	% Chg vs PY	Q1 2026	Vol/Mix		Pricing
Quarter 1
Latin America	$1,348	12.1%	5.1%	(3.0)	pp	8.1	pp
Asia, Middle East & Africa	2,304	14.3	11.3	5.8		5.5
Europe	3,871	9.0	(0.6)	(3.2)		2.6
North America	2,557	0.5	0.5	(0.4)		0.9
Mondelēz International	$10,080	8.2%	3.0%	(0.5)	pp	3.5	pp
Emerging Markets	$4,149	11.4%	6.3%	0.5	pp	5.8	pp
Developed Markets	$5,931	6.1%	0.8%	(1.2)	pp	2.0	pp

Operating Income and Diluted EPS

$ in millions, except per share data	Reported			Adjusted
	Q1 2026	vs PY (Rpt Fx)		Q1 2026	vs PY (Rpt Fx)		vs PY (Cst Fx)
Quarter 1
Gross Profit	$2,803	15.3%		$3,091	(0.6)%		(5.4)%
Gross Profit Margin	27.8%	1.7	pp	30.7%	(2.7)	pp
Operating Income	$808	18.8%		$1,182	(14.0)%		(19.0)%
Operating Income Margin	8.0%	0.7	pp	11.7%	(3.1)	pp
Net Earnings [2]	$560	39.3%		$859	(10.7)%		(16.2)%
Diluted EPS	$0.44	41.9%		$0.67	(9.5)%		(14.9)%

First Quarter Commentary

•Net revenues increased 8.2 percent driven by favorable currency-related items and our underlying Organic Net Revenue growth of 3.0 percent, partially offset by lapping prior-year net revenue from a divestiture. Organic Net Revenue growth was driven by higher net pricing, partially offset by unfavorable volume/mix.

•Gross profit increased $373 million, and gross profit margin increased 170 basis points to 27.8 percent primarily driven by a favorable year-over-year change in mark-to-market impacts from commodity and foreign currency derivatives, partially offset by a decrease in Adjusted Gross Profit1 margin. Adjusted Gross Profit decreased $168 million at constant currency and Adjusted Gross Profit margin decreased 270 basis points to 30.7 percent driven primarily by higher input cost inflation and unfavorable volume/mix, partially offset by higher pricing and lower manufacturing costs driven by productivity.

•Operating income increased $128 million, and operating income margin was 8.0 percent, up 70 basis points due primarily to a favorable year-over-year change in mark-to-market impacts from commodity and foreign currency derivatives, partially offset by lower Adjusted Operating Income1, higher restructuring charges and higher costs incurred for the ERP System Implementation program. Adjusted Operating Income decreased $261 million at constant currency and Adjusted Operating Income margin decreased 310 basis points to 11.7 percent, driven primarily by higher input costs, unfavorable volume/mix, higher advertising and consumer promotion costs and higher selling, general and administrative expenses, partially offset by higher net pricing and lower manufacturing costs driven by productivity.

•Diluted EPS was $0.44, up 41.9 percent, primarily driven by a favorable year-over-year change in mark-to-market impacts from commodity and foreign currency derivatives. This favorable item was partially offset by a decrease in Adjusted EPS1, higher restructuring charges and higher costs incurred for the ERP System Implementation program.

•Adjusted EPS was $0.67, down 14.9 percent on a constant currency basis. The decrease in Adjusted EPS1 was driven by operating declines and higher income taxes, partially offset by lower interest and other expense, and fewer shares outstanding.

2026 Outlook
Mondelēz International provides its outlook on a non-GAAP basis, as the company cannot predict some elements that are included in reported GAAP results, including future changes in foreign currency rates. Refer to the Outlook section in the discussion of non-GAAP financial measures below for more details.
For 2026, the company reaffirms Organic Net Revenue growth in the range of flat to 2 percent and Adjusted EPS growth in the range of flat to 5 percent on a constant currency basis. The company also expects 2026 Free Cash Flow of approximately $3 billion. The company currently estimates currency translation would increase 2026 net revenue growth by approximately 2.0 percent3 and increase Adjusted EPS by $0.063.
Outlook is provided in the context of greater than usual volatility, including geopolitical, trade and regulatory uncertainty and commodity prices. This outlook does not reflect any potential tariff changes to United States-Mexico-Canada Agreement (USMCA) compliant trade.
Conference Call
Mondelēz International will host a conference call for investors at 5 p.m. ET today. A listen-only webcast will be provided at www.mondelezinternational.com. An archive of the webcast will be available on the company’s web site.
About Mondelēz International
Mondelēz International, Inc. (Nasdaq: MDLZ) empowers people to snack right in over 150 countries around the world. With 2025 net revenues of approximately $38.5 billion, MDLZ is leading the future of snacking with iconic global and local brands such as Oreo, Ritz, LU, Clif Bar and Tate's Bake Shop biscuits and baked snacks, as well as Cadbury Dairy Milk, Milka and Toblerone chocolate. Mondelēz International is a proud member of the Dow Jones Best-in-Class North America and World Indices, formerly Dow Jones Sustainability Indices. Visit www.mondelezinternational.com or follow the company on X at x.com/MDLZ.
End Notes
1.Organic Net Revenue, Adjusted Gross Profit (and Adjusted Gross Profit margin), Adjusted Operating Income (and Adjusted Operating Income margin), Adjusted EPS, Free Cash Flow and presentation of amounts in both reported and constant currency are non-GAAP financial measures. Please see discussion of non-GAAP financial measures at the end of this press release for more information.
2.Net earnings attributable to Mondelēz International.
3.Currency estimate is based on published rates from XE.com on April 23, 2026.

Additional Definitions
Emerging markets consist of the entire Latin America region; the Asia, Middle East and Africa region excluding Australia, New Zealand and Japan; and the following countries from the Europe region: Russia,

Ukraine, Türkiye, Kazakhstan, Georgia, Poland, Czech Republic, Slovak Republic, Hungary, Bulgaria, Romania, the Baltics and the East Adriatic countries.
    Developed markets include the entire North America region, the Europe region excluding the countries included in the emerging markets definition, and Australia, New Zealand and Japan from the Asia, Middle East and Africa region.
Forward-Looking Statements
This press release contains contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any projections of earnings, revenue or other financial items; any statements of the plans, strategies and objectives of management, including for future operations, capital expenditures or share repurchases; any statements concerning proposed new products, services, or developments; any statements regarding future economic conditions or performance; any statements of belief or expectation; and any statements of assumptions underlying any of the foregoing or other future events. Forward-looking statements may include, among others, the words, and variations of words, “will,” “may,” “expect,” “would,” “could,” “might,” “intend,” “plan,” “believe,” “likely,” “estimate,” “anticipate,” “objective,” “predict,” “project,” “drive,” “seek,” “aim,” “target,” "remain," “potential,” “commitment,” “outlook,” “continue” or any other similar words.

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results or outcomes could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, many of which are beyond our control and are amplified by ongoing macroeconomic volatility and uncertainty, including current and potential trade and tariff actions affecting the countries where we operate. Important factors that could cause our actual results or performance to differ materially from those contained in or implied by our forward-looking statements include, but are not limited to, the following:

•weakness and/or volatility in macroeconomic conditions in our markets, including as a result of inflation (and related monetary policy actions by governments in response to inflation) and the instability of certain financial institutions;
•risks from operating globally including geopolitical, trade, tariff and regulatory uncertainties affecting developed and emerging markets;
•volatility of cocoa and other commodity input costs, our ability to effectively hedge such costs and the availability of commodities;

•geopolitical uncertainty, including the impact of ongoing or new developments in Ukraine and the Middle East, related current and future sanctions imposed by governments and other authorities and related impacts, including on our business operations, employees, reputation, brands, financial condition and results of operations;
•competition and our response to channel shifts and pricing and other competitive pressures;
•pricing actions and customer and consumer responses to such actions;
•promotion and protection of our reputation and brand image;
•weakness in consumer spending and/or changes in consumer preferences and demand and our ability to predict, identify, interpret and meet these changes;
•the outcome and effects on us of legal and tax proceedings and government investigations;
•use of information technology and third party service providers;
•unanticipated disruptions to our business, such as malware incidents, cyberattacks or other security breaches, and supply, commodity, labor and transportation constraints;
•our ability to identify, complete, manage and realize the full extent of the benefits, cost savings, efficiencies and/or synergies presented by strategic acquisitions and other transactions as well as other strategic initiatives, such as our ERP System Implementation program;
•our investments and our ownership interests in those investments;
•restructuring actions and other transformation initiatives not yielding the anticipated benefits;
•changes in the assumptions on which restructuring actions or other transformation initiatives are based;
•the impact of climate change on our supply chain and operations;
•global or regional health pandemics or epidemics;
•consolidation of retail customers and competition with retailer and other economy brands;
•changes in our relationships with customers, suppliers or distributors;
•management of our workforce and shifts in labor availability or labor costs;
•compliance with legal, regulatory, tax and benefit laws and related changes, claims or actions;
•perceived or actual product quality issues or product recalls;
•failure to maintain effective internal control over financial reporting or disclosure controls and procedures;
•our ability to protect our intellectual property and intangible assets;
•tax matters including changes in tax laws and rates, disagreements with taxing authorities and imposition of new taxes;
•changes in currency exchange rates, controls and restrictions;
•volatility of and access to capital or other markets, interest rates, the effectiveness of our cash management programs and our liquidity;
•pension costs;

•significant changes in valuation factors that may adversely affect our impairment testing of goodwill and intangible assets; and
•the risks and uncertainties, as they may be amended from time to time, set forth in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent Quarterly Reports on Form 10-Q.

There may be other factors not presently known to us or which we currently consider to be immaterial that could cause our actual results to differ materially from those projected in any forward-looking statements we make. We disclaim and do not undertake any obligation to update or revise any forward-looking statement in this press release except as required by applicable law or regulation. In addition, historical, current and forward-looking sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future.

Schedule 1
Mondelēz International, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings
(in millions of U.S. dollars and shares, except per share data)
(Unaudited)

	For the Three Months Ended March 31,
	2026	2025
Net revenues	$10,080	$9,313
Cost of sales	(7,277)	(6,883)
Gross profit	2,803	2,430
Gross profit margin	27.8%	26.1%
Selling, general and administrative expenses	(1,916)	(1,711)
Asset impairments and exit costs	(53)	(2)
Gain on divestiture	1	—
Amortization of intangible assets	(27)	(37)
Operating income	808	680
Operating income margin	8.0%	7.3%
Benefit plan non-service income	31	18
Interest and other expense, net	(64)	(153)
Earnings before income taxes	775	545
Income tax provision	(228)	(154)
Effective tax rate	29.4%	28.3%
Loss on equity method investment transactions	(3)	—
Equity method investment net earnings	20	16
Net earnings	564	407
less: Noncontrolling interest earnings	(4)	(5)
Net earnings attributable to Mondelēz International	$560	$402
Per share data:
Basic earnings per share attributable to Mondelēz International	$0.44	$0.31
Diluted earnings per share attributable to Mondelēz International	$0.44	$0.31
Weighted-average shares outstanding:
Basic	1,283	1,301
Diluted	1,286	1,305

Schedule 2
Mondelēz International, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in millions of U.S. dollars)
(Unaudited)

	March 31, 2026	December 31, 2025
ASSETS
Cash and cash equivalents	$1,524	$2,125
Trade receivables	4,397	3,903
Other receivables	985	955
Inventories	4,079	4,419
Other current assets	1,760	1,549
Total current assets	12,745	12,951
Property, plant and equipment, net	10,567	10,667
Operating lease right-of-use assets	725	731
Goodwill	24,226	24,336
Intangible assets, net	19,533	19,628
Prepaid pension assets	1,259	1,220
Deferred income taxes	316	336
Equity method investments	610	667
Other assets	1,141	951
TOTAL ASSETS	$71,122	$71,487
LIABILITIES
Short-term borrowings	$2,881	$2,688
Current portion of long-term debt	2,675	1,295
Accounts payable	9,744	10,139
Accrued marketing	2,968	2,787
Accrued employment costs	865	1,000
Other current liabilities	4,368	3,955
Total current liabilities	23,501	21,864
Long-term debt	15,468	17,222
Long-term operating lease liabilities	598	599
Deferred income taxes	3,549	3,530
Accrued pension costs	389	422
Accrued postretirement health care costs	72	74
Other liabilities	1,741	1,885
TOTAL LIABILITIES	45,318	45,596
EQUITY
Common Stock	—	—
Additional paid-in capital	32,276	32,322
Retained earnings	36,329	36,413
Accumulated other comprehensive losses	(11,406)	(11,364)
Treasury stock	(31,449)	(31,533)
Total Mondelēz International Shareholders' Equity	25,750	25,838
Noncontrolling interest	54	53
TOTAL EQUITY	25,804	25,891
TOTAL LIABILITIES AND EQUITY	$71,122	$71,487

	March 31, 2026	December 31, 2025	Incr/(Decr)
Short-term borrowings	$2,881	$2,688	$193
Current portion of long-term debt	2,675	1,295	1,380
Long-term debt	15,468	17,222	(1,754)
Total Debt	21,024	21,205	(181)
Cash and cash equivalents	1,524	2,125	(601)
Net Debt (1)	$19,500	$19,080	$420

(1) Net debt is defined as total debt, which includes short-term borrowings, current portion of long-term debt and long-term debt, less cash and cash equivalents.

Schedule 3
Mondelēz International, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in millions of U.S. dollars)
(Unaudited)

	For the Three Months Ended March 31,
	2026	2025
CASH PROVIDED BY/(USED IN) OPERATING ACTIVITIES
Net earnings	$564	$407
Adjustments to reconcile net earnings to operating cash flows:
Depreciation and amortization	343	324
Stock-based compensation expense	29	18
Deferred income tax provision/(benefit)	8	(96)
Asset impairments and accelerated depreciation	4	4
Gain on divestiture	(1)	—
Loss on equity method investment transactions	3	—
Equity method investment net earnings	(20)	(16)
Distributions from equity method investments	43	44
Unrealized loss on derivative contracts	257	689
Contingent consideration adjustments	(8)	(12)
Other non-cash items, net	(36)	56
Changes in assets and liabilities, net of acquisitions and divestitures:
Receivables, net	(728)	(379)
Inventories, net	314	(300)
Accounts payable	(320)	222
Other current assets	(1)	196
Other current liabilities	83	(58)
Change in pension and postretirement assets and liabilities, net	(67)	(7)
Net cash provided by operating activities	467	1,092
CASH PROVIDED BY/(USED IN) INVESTING ACTIVITIES
Capital expenditures	(312)	(277)
Acquisitions, net of cash received	—	(15)
Proceeds from divestitures	1	4
Proceeds from derivative settlements	52	14
Payments for derivative settlements	(179)	—
Proceeds from investments	16	22
Proceeds from sale of property, plant and equipment and other	—	1
Net cash used in investing activities	(422)	(251)
CASH PROVIDED BY/(USED IN) FINANCING ACTIVITIES
Issuances of commercial paper, maturities greater than 90 days	586	—
Net (repayment)/issuance of short-term borrowings	(368)	1,841
Long-term debt repayments	(262)	(453)
Repurchases of Common Stock	—	(1,522)
Dividends paid	(644)	(623)
Other	84	53
Net cash used in financing activities	(604)	(704)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(5)	88
Cash, Cash Equivalents and Restricted Cash
(Decrease)/increase	(564)	225
Balance at beginning of period	2,195	1,400
Balance at end of period	$1,631	$1,625

Mondelēz International, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Financial Measures
(Unaudited)
NON-GAAP FINANCIAL MEASURES

In discussing its financial results and guidance, the company presents the following financial measures that are not in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”): Organic Net Revenue growth, Adjusted Gross Profit, Adjusted Operating Income, Adjusted Segment Operating Income, Adjusted Earnings Per Share (“EPS”) and Free Cash Flow. The company also presents financial information, including certain of these non-GAAP financial measures, on a constant currency basis.

Management uses non-GAAP financial measures internally to make operating and strategic decisions, including the preparation of our annual operating plan, evaluation of business performance and as a factor in determining incentive compensation. The company believes that non-GAAP financial measures, when used in connection with results reported in accordance with U.S. GAAP, provide additional information to facilitate comparisons of our historical operating results and to enable a more comprehensive understanding of trends in our underlying operating results. The company also believes that presenting these measures allows investors to view our performance using the same measures that management and our Board of Directors use in evaluating the company’s business performance and trends. However, non-GAAP financial measures should be considered in addition to, and not as substitutes for, financial information prepared in accordance with U.S. GAAP. In addition, the company’s non-GAAP financial measures may not be the same as or comparable to similar non-GAAP measures presented by other companies.

DEFINITIONS OF THE COMPANY’S NON-GAAP FINANCIAL MEASURES

The company’s primary non-GAAP financial measures and corresponding metrics, listed below, reflect how we evaluate our current and prior-year operating results. As new events or circumstances arise, these definitions could change. When these definitions change, the company provides the updated definitions and presents the related non-GAAP historical results on a comparable basis. When items no longer impact the company’s current or future presentation of non-GAAP operating results, the company removes these items from its non-GAAP definitions.
“Organic Net Revenue” is defined as net revenues (the most comparable U.S. GAAP financial measure) excluding, when they occur, the impacts of acquisitions, divestitures and currency-related items. The company believes that Organic net revenue reflects the underlying growth from the ongoing activities of our business and provides improved comparability of results. Organic Net Revenue growth is presented on a consolidated basis, for each of our segments and for our emerging markets and developed markets.

“Adjusted Gross Profit” is defined as gross profit (the most comparable U.S. GAAP financial measure) excluding, when they occur, the impacts of: restructuring charges, certain acquisition-related items, certain divestiture-related items, mark-to-market impacts from commodity and foreign currency derivative contracts economically hedging forecasted transactions, incremental costs due to geopolitical conflicts and certain operating costs from the ERP System Implementation program. The company also presents Adjusted Gross Profit margin, which is subject to the same adjustments as Adjusted Gross Profit. The company also evaluates growth in the company’s Adjusted Gross Profit on a constant currency basis.

“Adjusted Operating Income” and “Adjusted Segment Operating Income” are defined as operating income or segment operating income (the most comparable U.S. GAAP financial measures) excluding, when they occur, the impacts of the items listed in the Adjusted Gross Profit definition as well as gains or losses (including non-cash impairment charges) on goodwill and intangible assets, remeasurement of net monetary position of highly inflationary countries; resolution of tax matters and operating costs from the ERP System Implementation program. The company also presents Adjusted Operating Income margin and Adjusted Segment Operating Income margin, which are subject to the same adjustments as Adjusted Operating Income and Adjusted Segment Operating Income. The company also evaluates growth in the company’s Adjusted Operating Income and Adjusted Segment Operating Income on a constant currency basis.

“Adjusted EPS” is defined as diluted EPS attributable to Mondelēz International (the most comparable U.S. GAAP financial measure) excluding, when they occur, the impacts of the items listed in the Adjusted Operating Income definition, as well as pension participation changes and gains or losses on equity method investment transactions. The tax impacts of the items excluded from the company’s U.S GAAP results were computed based on the facts and tax assumptions associated with each item, and such impacts have also been excluded from Adjusted EPS. The company also evaluates growth in the company’s Adjusted EPS on a constant currency basis.

“Free Cash Flow” is defined as net cash provided by operating activities (the most comparable U.S. GAAP financial measure) less capital expenditures. Free Cash Flow is the company’s primary measure used to monitor its cash flow performance.

See the attached schedules for supplemental financial data and corresponding reconciliations of the non-GAAP financial measures referred to above to the most comparable U.S. GAAP financial measures for the three months ended March 31, 2026 and March 31, 2025. See Items Impacting Comparability of Operating Results below for more information about the items referenced in these definitions that specifically impacted the company’s results.

SEGMENT OPERATING INCOME
The company uses segment operating income to evaluate segment performance and allocate resources. The company believes it is appropriate to disclose this measure to help investors analyze segment performance and trends. Segment operating income excludes certain mark-to-market impacts on commodity and foreign currency derivatives (which are primarily a component of cost of sales), general corporate expenses (which are a component of selling, general and administrative expenses), amortization of intangibles, gains and losses on divestitures and acquisition-related costs (which are a component of selling, general and administrative expenses) in all periods presented. The company excludes these items from segment operating income in order to provide better transparency of its segment operating results. Furthermore, the company centrally manages benefit plan non-service income and interest and other expense, net. The company does not present the items above by segment because they are excluded from the segment profitability measure that management reviews.
ITEMS IMPACTING COMPARABILITY OF FINANCIAL RESULTS
The company considers quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of its ongoing financial and business performance and trends. The company identifies these based on how management views the company’s business; makes financial, operating and planning decisions; and evaluates the company’s ongoing performance. The below items are adjusted for in the company’s non-GAAP financial measures to better facilitate comparisons of its underlying performance across periods, as they are highly variable or unusual and of a size that may substantially impact its reported operations for a period. In addition, the company discloses the impact of currency-related items on its financial results to reflect results on a constant currency basis. See below for a description of adjustments to the company’s U.S. GAAP financial measures included herein.

Restructuring charges – Beginning in the fourth quarter of 2025, the company initiated new restructuring actions to reduce its cost structure and streamline our operations. The charges associated with those actions primarily relate to severance and other implementation costs. The company completed its previous Simplify to Grow Program in 2024. Following the completion of that earlier restructuring program, any adjustments to the liabilities for previously recorded charges, which were immaterial for each period presented, continue to be reflected within this item.

Mark-to-market impacts from derivatives – The company excludes unrealized gains and losses (mark-to-market impacts) from commodity and foreign currency derivative contracts economically hedging forecasted transactions from its non-GAAP earnings measures. The mark-to-market impacts of those derivatives are excluded until the related gains or losses are realized. Since the company purchases commodity and foreign currency derivative contracts to mitigate price volatility primarily for inventory requirements in future periods, the company makes this adjustment to remove the volatility of these future inventory purchases on current operating results to facilitate comparisons of its underlying operating performance across periods.

Acquisition-related items – Includes acquisition-related costs, acquisition integration costs, contingent consideration adjustments, inventory step-ups and gains from acquisitions. Acquisition-related costs include third-party advisor, investment banking and legal fees. Acquisition integration costs include costs related to the integration of operations from acquisitions. Contingent consideration adjustments include any changes made to contingent compensation liabilities for earn-outs related to acquisitions that do not relate to recurring employee compensation expense. Other acquisition-related items include incremental costs from inventory step-ups associated with acquired companies related to the fair market valuation of the acquired inventory and acquisition gains from the remeasurement of an existing noncontrolling investment to fair value when the company acquires the remaining equity shares of the investee.

Divestiture-related items – Includes operating results from divestitures, divestiture-related costs and gains or losses on divestitures. Divestitures may include sales of businesses, exits of major product lines upon completion of a sale or licensing agreement, or sales of equity method investments. Divestiture-related costs include costs incurred in relation to the preparation and completion of divestiture transactions (including one-time costs such as severance related to the elimination of stranded costs) as well as costs incurred associated with publicly announced processes to sell businesses.

Incremental costs due to geopolitical conflicts - Reflects impacts related to the ongoing conflicts in the Middle East and Ukraine. Includes costs related to transportation surcharges, evacuation costs and committed compensation.

ERP System Implementation costs – The company’s ERP System Implementation program is being implemented by region in several phases with spending continuing over the next three years, with expected completion by year-end 2028. The operating expenses associated with the ERP System Implementation represent incremental transformational costs above the normal ongoing level of spending on information technology to support operations. These expenses include third-party consulting fees, direct labor costs associated with the program, accelerated depreciation of the company's existing SAP financial systems and various other expenses, all associated with the implementation of the company's information technology upgrades.

Remeasurement of net monetary position of highly inflationary countries – The company’s operations in Argentina, Türkiye, Egypt and Nigeria are currently accounted for as highly inflationary. The company excludes remeasurement gains and losses of the monetary assets and liabilities of its subsidiaries in highly inflationary economies and the realized gains and losses from derivatives that mitigate the foreign currency volatility related to the remeasurement of the respective net monetary assets or liabilities from its non-GAAP earnings measures.

Pension participation changes – Consists of the charges incurred, primarily gains or losses from pension curtailments and settlements, including settlement losses from full or partial buyouts of the company's pension plans, as well as costs incurred when employee groups are withdrawn from multiemployer pension plans. The company excludes these charges from its non-GAAP results because those amounts do not reflect the company's ongoing pension obligations.

Resolution of tax matters – Consists of the charges and credits related to unusual and significant indirect tax matters. Due to the unique nature of these resolutions, the company believes them to be infrequent and therefore excludes them from its non-GAAP earnings measures to better facilitate comparisons of our underlying operating performance across periods.

Initial impacts from enacted tax law changes – Initial impacts from enacted tax law changes include items such as the remeasurement of deferred tax balances and transition taxes from tax reforms. We exclude initial impacts from enacted tax law changes from our non-GAAP financial measures as they do not reflect our ongoing tax obligations under the enacted tax law.

Gains and losses on equity method investment transactions – The company excludes gains and losses from partial or full sales of equity method investments as well as impairments or other non-routine transactions related to those investments. In addition, the company excludes from our non-GAAP financial measures any gains or losses realized on economic hedges of sales proceeds from our equity method investment transactions.

Currency-related items – Management also evaluates the operating performance of the company and its international subsidiaries on a constant currency basis. The company's non-GAAP measures presented on a constant currency basis exclude the effects of currency translation rate changes and extreme pricing increases in Argentina.
•Currency translation rate changes - the company determines its constant currency operating results by dividing or multiplying, as appropriate, the current period local currency operating results by the currency exchange rates used to translate the company’s financial statements in the comparable prior-year period to determine what the current-period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior-year period. Therefore, currency translation rate changes are equal to current period local currency operating results multiplied by the change in average foreign currency exchange rates between the current fiscal period and the corresponding period of the prior fiscal year.
•Extreme Pricing - during December 2023, the Argentinean peso significantly devalued. The peso's devaluation and potential resulting distortion on the company's non-GAAP Organic Net Revenue, Organic Net Revenue growth and other constant currency growth rate measures resulted in the company's decision to exclude the impact of pricing increases in excess of 26% year-over-year ("extreme pricing") in Argentina, from these measures beginning in the first quarter of 2024. The benchmark of 26% represents the minimum annual inflation rate for each year over a 3-year period which would result in a cumulative inflation rate in excess of 100%, the level at which an economy is considered hyperinflationary under U.S. GAAP.

OUTLOOK
The company’s Organic Net Revenue growth, Adjusted EPS growth on a constant currency basis, Adjusted Interest Expense, Adjusted Effective Tax Rate and Free Cash Flow for full-year 2026 are non-GAAP financial measures that exclude or otherwise adjust for items impacting comparability of financial results such as the impact of changes in currency exchange rates, intangible asset impairment charges, acquisitions and divestitures. Because GAAP financial measures on a forward-looking basis are not accessible and reconciling information is not available without unreasonable effort, the company has not provided that information with regard to the non-GAAP financial measures in the outlook. The company is not able to reconcile its projected Organic Net Revenue growth to its projected reported net revenue growth for the full-year 2026 because the company is unable to predict during this period the impacts from potential acquisitions or divestitures, as well as the impact of currency translation due to the unpredictability of future changes in currency exchange rates, which could be material as a significant portion of the company’s operations are outside the U.S. The company is not able to reconcile the projected Adjusted EPS growth on a constant currency basis, Adjusted Interest Expense and Adjusted Effective Tax Rate to the company's projected reported diluted EPS growth, reported interest and other expense, net, and reported effective tax rate, respectively, for full-year 2026 due to several factors, which could include: the company's ability to predict during this period mark-to-market impacts from commodity and foreign currency derivative contracts, impacts of any impairment charges that may arise in a future period and impacts from potential acquisitions or divestitures as well as the impact of currency translation due to the unpredictability of future changes in currency exchange rates, which could be material as a significant portion of the company's operations are outside the U.S. The company is not able to reconcile the projected Free Cash Flow to the projected net cash from operating activities for full-year 2026 because the company is unable to predict during this period the timing and amount of capital expenditures impacting cash flow. Therefore, because of the uncertainty and variability of the nature and amounts of future adjustments, which could be significant, the company is unable to provide a reconciliation of these measures without unreasonable effort.

Schedule 4a
Mondelēz International, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
Net Revenues
(in millions of U.S. dollars)
(Unaudited)

	Latin America		AMEA		Europe		North America		Mondelēz International
For the Three Months Ended March 31, 2026
Reported (GAAP)	$1,348		$2,304		$3,871		$2,557		$10,080
Currency-related items	(84)		(60)		(344)		(11)		(499)
Organic (Non-GAAP)	$1,264		$2,244		$3,527		$2,546		$9,581
For the Three Months Ended March 31, 2025
Reported (GAAP)	$1,203		$2,016		$3,550		$2,544		$9,313
Divestitures	—		—		—		(11)		(11)
Organic (Non-GAAP)	$1,203		$2,016		$3,550		$2,533		$9,302
$ Change - Reported (GAAP)	$145		$288		$321		$13		$767
$ Change - Organic (Non-GAAP)	61		228		(23)		13		279
% Change - Reported (GAAP)	12.1%		14.3%		9.0%		0.5%		8.2%
Divestitures	—	pp	—	pp	—	pp	0.4	pp	0.2	pp
Currency-related items	(7.0)		(3.0)		(9.6)		(0.4)		(5.4)
% Change - Organic (Non-GAAP)	5.1%		11.3%		(0.6)%		0.5%		3.0%
Vol/Mix	(3.0)	pp	5.8	pp	(3.2)	pp	(0.4)	pp	(0.5)	pp
Pricing	8.1		5.5		2.6		0.9		3.5

Schedule 4b
Mondelēz International, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
Net Revenues — Markets
(in millions of U.S. dollars)
(Unaudited)

	Emerging Markets		Developed Markets		Mondelēz International
For the Three Months Ended March 31, 2026
Reported (GAAP)	$4,149		$5,931		$10,080
Currency-related items	(193)		(306)		(499)
Organic (Non-GAAP)	$3,956		$5,625		$9,581
For the Three Months Ended March 31, 2025
Reported (GAAP)	$3,723		$5,590		$9,313
Divestitures	—		(11)		(11)
Organic (Non-GAAP)	$3,723		$5,579		$9,302
$ Change - Reported (GAAP)	$426		$341		$767
$ Change - Organic (Non-GAAP)	233		46		279
% Change - Reported (GAAP)	11.4%		6.1%		8.2%
Divestitures	—	pp	0.2	pp	0.2	pp
Currency-related items	(5.1)		(5.5)		(5.4)
% Change - Organic (Non-GAAP)	6.3%		0.8%		3.0%
Vol/Mix	0.5	pp	(1.2)	pp	(0.5)	pp
Pricing	5.8		2.0		3.5

Schedule 5
Mondelēz International, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
Gross Profit / Operating Income
(in millions of U.S. dollars)
(Unaudited)

	For the Three Months Ended March 31, 2026
	Net Revenues	Gross Profit	Gross Profit Margin	Operating Income	Operating Income Margin
Reported (GAAP)	$10,080	$2,803	27.8%	$808	8.0%
Restructuring charges	—	—		47
Mark-to-market (gains)/losses from derivatives	—	273		273
Acquisition-related items	—	(1)		(6)
Divestiture-related items	—	—		(1)
Incremental costs due to geopolitical conflicts	—	7		7
ERP System Implementation costs	—	10		49
Remeasurement of net monetary position	—	(1)		5
Adjusted (Non-GAAP)	$10,080	$3,091	30.7%	$1,182	11.7%
Currency-related items		(150)		(69)
Adjusted @ Constant FX (Non-GAAP)		$2,941		$1,113

	For the Three Months Ended March 31, 2025
	Net Revenues	Gross Profit	Gross Profit Margin	Operating Income	Operating Income Margin
Reported (GAAP)	$9,313	$2,430	26.1%	$680	7.3%
Restructuring charges	—	—		(2)
Mark-to-market (gains)/losses from derivatives	—	673		669
Acquisition-related items	—	(1)		(8)
Divestiture-related items	(11)	(1)		(5)
ERP System Implementation costs	—	8		33
Remeasurement of net monetary position	—	—		7
Adjusted (Non-GAAP)	$9,302	$3,109	33.4%	$1,374	14.8%

		Gross Profit		Operating Income
$ Change - Reported (GAAP)		$373		$128
$ Change - Adjusted (Non-GAAP)		(18)		(192)
$ Change - Adjusted @ Constant FX (Non-GAAP)		(168)		(261)
% Change - Reported (GAAP)		15.3%		18.8%
% Change - Adjusted (Non-GAAP)		(0.6)%		(14.0)%
% Change - Adjusted @ Constant FX (Non-GAAP)		(5.4)%		(19.0)%

Schedule 6
Mondelēz International, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
Net Earnings and Tax Rate
(in millions of U.S. dollars and shares, except per share data) (Unaudited)

	For the Three Months Ended March 31, 2026
	Operating Income	Benefit plan non-service expense / (income)	Interest and other expense, net	Earnings before income taxes	Income taxes (1)	Effective tax rate	Loss on equity method investment transactions	Equity method investment net losses / (earnings)	Non-controlling interest earnings	Net Earnings attributable to Mondelēz International	Diluted EPS attributable to Mondelēz International
Reported (GAAP)	$808	$(31)	$64	$775	$228	29.4%	$3	$(20)	$4	$560	$0.44
Restructuring charges	47	—	—	47	9		—	—	—	38	0.03
Mark-to-market (gains)/losses from derivatives	273	—	—	273	59		(1)	—	—	215	0.17
Acquisition-related items	(6)	—	—	(6)	(3)		—	—	—	(3)	—
Divestiture-related items	(1)	—	—	(1)	—		—	—	—	(1)	—
Incremental costs due to geopolitical conflicts	7	—	—	7	—		—	—	—	7	—
ERP System Implementation costs	49	—	—	49	13		—	—	—	36	0.03
Remeasurement of net monetary position	5	—	—	5	—		—	—	—	5	—
Pension participation changes	—	3	(2)	(1)	—		—	—	—	(1)	—
Initial impacts from enacted tax law changes	—	—	—	—	(1)		—	—	—	1	—
Loss on equity method investment transactions	—	—	—	—	—		(2)	—	—	2	—
Adjusted (Non-GAAP)	$1,182	$(28)	$62	$1,148	$305	26.6%	$—	$(20)	$4	$859	$0.67
Currency-related items										(53)	(0.04)
Adjusted @ Constant FX (Non-GAAP)										$806	$0.63
Diluted Average Shares Outstanding											1,286
	For the Three Months Ended March 31, 2025
	Operating Income	Benefit plan non-service expense / (income)	Interest and other expense, net	Earnings before income taxes	Income taxes (1)	Effective tax rate	Equity method investment transactions	Equity method investment net losses / (earnings)	Non-controlling interest earnings	Net Earnings attributable to Mondelēz International	Diluted EPS attributable to Mondelēz International
Reported (GAAP)	$680	$(18)	$153	$545	$154	28.3%	$—	$(16)	$5	$402	$0.31
Restructuring charges	(2)	—	—	(2)	—		—	—	—	(2)	—
Mark-to-market (gains)/losses from derivatives	669	—	(4)	673	136		—	—	—	537	0.41
Acquisition-related items	(8)	—	—	(8)	(5)		—	—	—	(3)	—
Divestiture-related items	(5)	—	—	(5)	(1)		—	—	—	(4)	—
ERP System Implementation costs	33	—	—	33	8		—	—	—	25	0.02
Remeasurement of net monetary position	7	—	—	7	—		—	—	—	7	—
Pension participation changes	—	—	(2)	2	—		—	—	—	2	—
Initial impacts from enacted tax law changes	—	—	—	—	2		—	—	—	(2)	—
Adjusted (Non-GAAP)	$1,374	$(18)	$147	$1,245	$294	23.6%	$—	$(16)	$5	$962	$0.74
Diluted Average Shares Outstanding											1,305
(1)Taxes were computed for each of the items excluded from the company’s GAAP results based on the facts and tax assumptions associated with each item.

Schedule 7
Mondelēz International, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
Diluted EPS
(Unaudited)

	For the Three Months Ended March 31,
	2026	2025	$ Change	% Change
Diluted EPS attributable to Mondelēz International (GAAP)	$0.44	$0.31	$0.13	41.9%
Restructuring charges	0.03	—	0.03
Mark-to-market losses/(gains) from derivatives	0.17	0.41	(0.24)
ERP System Implementation costs	0.03	0.02	0.01
Adjusted EPS (Non-GAAP)	$0.67	$0.74	$(0.07)	(9.5)%
Currency-related items	(0.04)	—	(0.04)
Adjusted EPS @ Constant FX (Non-GAAP)	$0.63	$0.74	$(0.11)	(14.9)%
Adjusted EPS @ Constant FX - Key Drivers
Decrease in operations			$(0.14)
Change in interest and other expense, net			0.05
Change in income taxes			(0.03)
Change in shares outstanding			0.01
			$(0.11)

Schedule 8
Mondelēz International, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
Segment Data
(in millions of U.S. dollars) (Unaudited)

	For the Three Months Ended March 31, 2026
		Latin America		AMEA		Europe		North America	Unrealized G/(L) on Hedging Activities	General Corporate Expenses	Amortization of Intangibles	Other Items		Mondelēz International
Net Revenue
Reported (GAAP)		$1,348		$2,304		$3,871		$2,557	$—	$—	$—	$—		$10,080
No adjusting items		—		—		—		—	—	—	—	—		—
Adjusted (Non-GAAP)		$1,348		$2,304		$3,871		$2,557	$—	$—	$—	$—		$10,080
Operating Income
Reported (GAAP)		$149		$326		$294		$384	$(273)	$(46)	$(27)	$1		$808
Restructuring charges		—		—		43		4	—	—	—	—		47
Mark-to-market (gains)/losses from derivatives		—		—		—		—	273	—	—	—		273
Acquisition-related items		1		5		1		(12)	—	(1)	—	—		(6)
Divestiture-related items		—		—		—		—	—	—	—	(1)		(1)
Incremental costs due to geopolitical conflicts		—		6		1		—	—	—	—	—		7
ERP System Implementation costs		16		1		12		24	—	(4)	—	—		49
Remeasurement of net monetary position		(1)		(1)		6		—	—	1	—	—		5
Adjusted (Non-GAAP)		$165		$337		$357		$400	$—	$(50)	$(27)	$—		$1,182
Currency-related items		(16)		(14)		(38)		(1)	—	(1)	1	—		(69)
Adjusted @ Constant FX (Non-GAAP)		$149		$323		$319		$399	$—	$(51)	$(26)	$—		$1,113
$ Change - Reported (GAAP)		$10		$(17)		$(168)		$(101)	n/m	$(3)	$10	n/m		$128
$ Change - Adjusted (Non-GAAP)		16		(26)		(117)		(72)	n/m	(3)	10	n/m		(192)
$ Change - Adjusted @ Constant FX (Non-GAAP)		—		(40)		(155)		(73)	n/m	(4)	11	n/m		(261)
% Change - Reported (GAAP)		7.2%		(5.0)%		(36.4)%		(20.8)%	n/m	(7.0)%	27.0%	n/m		18.8%
% Change - Adjusted (Non-GAAP)		10.7%		(7.2)%		(24.7)%		(15.3)%	n/m	(6.4)%	27.0%	n/m		(14.0)%
% Change - Adjusted @ Constant FX (Non-GAAP)		—%		(11.0)%		(32.7)%		(15.5)%	n/m	(8.5)%	29.7%	n/m		(19.0)%
Operating Income Margin
Reported %		11.1%		14.1%		7.6%		15.0%						8.0%
Reported pp change	(0.5)	pp	(2.9)	pp	(5.4)	pp	(4.1)	pp					0.7	pp
Adjusted %		12.2%		14.6%		9.2%		15.6%						11.7%
Adjusted pp change	(0.2)	pp	(3.4)	pp	(4.2)	pp	(3.0)	pp					(3.1)	pp

	For the Three Months Ended March 31, 2025
	Latin America	AMEA	Europe	North America	Unrealized G/(L) on Hedging Activities	General Corporate Expenses	Amortization of Intangibles	Other Items	Mondelēz International
Net Revenue
Reported (GAAP)	$1,203	$2,016	$3,550	$2,544	$—	$—	$—	$—	$9,313
Divestitures	—	—	—	(11)	—	—	—	—	(11)
Adjusted (Non-GAAP)	$1,203	$2,016	$3,550	$2,533	$—	$—	$—	$—	$9,302
Operating Income
Reported (GAAP)	$139	$343	$462	$485	$(669)	$(43)	$(37)	$—	$680
Restructuring charges	(1)	—	(1)	—	—	—	—	—	(2)
Mark-to-market (gains)/losses from derivatives	—	—	—	—	669	—	—	—	669
Acquisition-related items	3	14	—	(24)	—	(1)	—	—	(8)
Divestiture-related items	—	—	(3)	(1)	—	(1)	—	—	(5)
ERP System Implementation costs	8	5	10	12	—	(2)	—	—	33
Remeasurement of net monetary position	—	1	6	—	—	—	—	—	7
Adjusted (Non-GAAP)	$149	$363	$474	$472	$—	$(47)	$(37)	$—	$1,374
Operating Income Margin
Reported %	11.6%	17.0%	13.0%	19.1%					7.3%
Adjusted %	12.4%	18.0%	13.4%	18.6%					14.8%

Schedule 9
Mondelēz International, Inc. and Subsidiaries Reconciliation of GAAP to Non-GAAP Measures Net Cash Provided by Operating Activities to Free Cash Flow (in millions of U.S. dollars) (Unaudited)

	For the Three Months Ended March 31,
	2026	2025	$ Change
Net Cash Provided by Operating Activities (GAAP)	$467	$1,092	$(625)
Capital Expenditures	(312)	(277)	(35)
Free Cash Flow (Non-GAAP)	$155	$815	$(660)